Byline Bancorp, Inc.

Exhibit 99.1

Byline Bancorp, Inc. Reports First Quarter 2021 Financial Results

Select First Quarter 2021 Highlights

•	Net income of $21.8 million, or $0.56 per diluted share
•	Net interest margin of 3.77%
•	Return on average assets of 1.34%, as adjusted[1] 1.37%
•	Efficiency ratio of 51.25%
•	Non-interest bearing deposits 40.1% of total deposits
•	Originated loans and leases increased $181.0 million, total production of $411.8 million
•	Common Equity Tier 1 to risk weighted assets of 12.09%

Chicago, IL, April 29, 2021 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $21.8 million, or $0.56 per diluted share, for the first quarter of 2021, compared with net income of $12.3 million, or $0.31 per diluted share, for the fourth quarter of 2020 and net income of $3.0 million, or $0.07 per diluted share for the first quarter 2020.  Adjusted net income1 was $22.2 million, or $0.57 per adjusted diluted share, for the first quarter of 2021, compared with $15.2 million, or $0.38 per adjusted diluted share1, for the fourth quarter of 2020 and $3.5 million, or $0.09 per adjusted diluted share for the first quarter of 2020.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, commented, “We delivered a very strong first quarter driven by solid loan and lease production and deposit gathering across our commercial banking platform, the continued reduction in our average cost of deposits, improved asset quality, and increased efficiencies following our ongoing branch consolidations. The significant progress we have made in enhancing our earnings power through organic growth and accretive acquisitions resulted in the highest return on average stockholders’ equity since our IPO in 2017.”

Alberto J. Paracchini, President of Byline Bancorp, added, “Increasing confidence in the strength of the economic recovery is being reflected in higher loan demand and a growing loan pipeline. Given our strong liquidity and capital, we believe we are well positioned to support a higher level of loan growth going forward, which should lead to further increases in our level of profitability with a favorable shift in our mix of earning assets in the coming quarters,” said Mr. Paracchini.

Board Declares Cash Dividend of $0.06 per Share

On April 27, 2021, the Company’s Board of Directors declared a cash dividend of $0.06 per share, payable on May 25, 2021, to stockholders of record of the Company’s common stock as of May 11, 2021.

First Quarter 2021 Updates

Paycheck Protection Program (PPP)

As of March 31, 2021, over $501.2 million of PPP loans were in various stages of the SBA forgiveness process, with over $283.7 million approved for forgiveness by the SBA. As of April 26, 2021, we have received over 2,800 applications and approved the funding of $329.8 million of second round PPP loans.

We have helped our customers navigate over 6,600 applications, resulting in $964.8 million in PPP funds to help these small businesses to support their employees during COVID-19.

(1)	Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

The following table presents the net PPP loans outstanding as of March 31, 2021:

	PPP Loans Outstanding
(dollars in thousands)	First Round	Second Round	Total
Principal outstanding	$323,686	$307,484	$631,170
Unearned processing fee	(5,447)	(13,330)	(18,777)
Deferred cost	1,366	3,247	4,613
PPP loans, net	$319,605	$297,401	$617,006
Number of loans	1,769	2,252	4,021

Loan and Lease Deferrals

In support of customers impacted by COVID-19 and keeping with regulatory guidance, we began offering relief through payment deferrals during the first quarter of 2020. The following table shows active deferrals by category at the dates indicated (dollars in thousands):

	Active Deferrals
	As of March 31, 2021			As of December 31, 2020			March 31, 2021 Change from December 31, 2020
	Count	Amount	% of Total Loans and Leases(2)	Count	Amount	% of Total Loans and Leases(2)	Count	Amount
Commercial Banking	11	$19,336	0.47%	21	$22,905	0.60%	(10)	$(3,569)
Consumer Loans	2	49	<0.01%	2	703	0.02%	-	(654)
Leasing	7	303	0.01%	30	1,528	0.04%	(23)	(1,225)
Government Guaranteed Lending	106	34,688	0.84%	262	75,444	1.97%	(156)	(40,756)
Total	126	$54,376	1.31%	315	$100,580	2.63%	(189)	$(46,204)

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended			March 31, 2021 Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$53,808	$53,441	$54,158	0.7%	(0.6)%
Interest on securities	6,089	6,252	8,016	(2.6)%	(24.0)%
Other interest and dividend income	262	232	992	12.8%	(73.6)%
Total interest and dividend income	60,159	59,925	63,166	0.4%	(4.8)%
INTEREST EXPENSE
Deposits	1,421	1,814	7,804	(21.6)%	(81.8)%
Other borrowings	502	480	1,897	4.6%	(73.5)%
Subordinated notes and debentures	1,596	1,611	640	(1.0)%	149.5%
Total interest expense	3,519	3,905	10,341	(9.9)%	(66.0)%
Net interest income	$56,640	$56,020	$52,825	1.1%	7.2%

(2)	Excludes PPP loans.

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	March 31, 2021			December 31, 2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$55,477	$28	0.21%	$39,500	$21	0.22%
Loans and leases(1)	4,432,246	53,808	4.92%	4,340,388	53,441	4.90%
Taxable securities	1,430,625	5,379	1.52%	1,364,980	5,555	1.62%
Tax-exempt securities(2)	179,364	1,194	2.70%	168,878	1,148	2.71%
Total interest-earning assets	$6,097,712	$60,409	4.02%	$5,913,746	$60,165	4.05%
Allowance for loan and lease losses	(66,989)			(63,891)
All other assets	557,042			550,766
TOTAL ASSETS	$6,587,765			$6,400,621
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$546,730	$199	0.15%	$578,520	$287	0.20%
Money market accounts	1,124,101	381	0.14%	1,152,012	444	0.15%
Savings	577,504	67	0.05%	554,633	66	0.05%
Time deposits	777,266	774	0.40%	802,409	1,017	0.50%
Total interest-bearing deposits	3,025,601	1,421	0.19%	3,087,574	1,814	0.23%
Other borrowings	649,639	502	0.31%	577,309	480	0.33%
Subordinated notes and debentures	109,859	1,596	5.89%	109,704	1,611	5.84%
Total borrowings	759,498	2,098	1.12%	687,013	2,091	1.21%
Total interest-bearing liabilities	$3,785,099	$3,519	0.38%	$3,774,587	$3,905	0.41%
Non-interest-bearing demand deposits	1,924,178			1,761,902
Other liabilities	72,036			58,539
Total stockholders’ equity	806,452			805,593
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,587,765			$6,400,621
Net interest spread(3)			3.64%			3.64%
Net interest income, fully taxable equivalent		$56,890			$56,260
Net interest margin, fully taxable equivalent(2)(4)			3.78%			3.78%
Tax-equivalent adjustment		(250)	0.01%		(240)	0.01%
Net interest income		$56,640			$56,020
Net interest margin(4)			3.77%			3.77%

Net loan accretion impact on margin		$1,968	0.13%		$2,304	0.16%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the first quarter of 2021 was $56.6 million, an increase of $620,000, or 1.1%, from the fourth quarter of 2020.

The increase in net interest income was primarily due to:

•	An increase of $367,000 in interest income on loans and leases, due to the recognition of net fee income related to PPP loan forgiveness; and
•	A decrease of $393,000 in interest expense on deposits, due to maturities of higher-rate time deposits and lower rates paid;

Partially offset by:

•	A decrease of $163,000 in interest income on securities, due to elevated prepayment speeds and runoff of higher yielding securities resulting in lower yields.

Tax-equivalent net interest margin for the first quarter of 2021 was 3.78%, flat compared to the fourth quarter of 2020. Total net accretion income on acquired loans contributed 13 basis points to the net interest margin for the first quarter of 2021 compared to 16 basis points for the fourth quarter of 2020, a decrease of three basis points. PPP interest income and net fee income combined contributed $7.0 million to net interest income for the first quarter 2021 compared to $5.5 million for the fourth quarter 2020.

The average cost of total deposits was 0.12% for the first quarter of 2021, a decrease of three basis points compared to the fourth quarter of 2020, mainly due to a lower average cost of time deposits and interest-bearing demand, as well as a favorable change in deposit mix. Average non-interest-bearing demand deposits increased $162.3 million, while average time deposits decreased by $25.1 million.  Average non-interest-bearing demand deposits were 38.9% of average total deposits for the first quarter of 2021 compared to 36.3% the fourth quarter of 2020.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $4.4 million for the first quarter of 2021, a decrease of $5.9 million compared to $10.2 million for the fourth quarter of 2020. The provision during the first quarter of 2021 mainly included net specific impairments of $5.6 million primarily driven by the unguaranteed portion of government guaranteed loans, partially offset by a release in provision for acquired impaired loans.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended			March 31, 2021 Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
NON-INTEREST INCOME
Fees and service charges on deposits	$1,664	$1,740	$1,673	(4.3)%	(0.5)%
Loan servicing revenue	2,769	2,645	2,758	4.7%	0.4%
Loan servicing asset revaluation	(1,505)	(2,298)	(3,064)	(34.5)%	(50.9)%
ATM and interchange fees	1,012	1,076	1,216	(5.9)%	(16.7)%
Net gains on sales of securities available-for-sale	1,462	2,889	1,375	(49.4)%	6.3%
Change in fair value of equity securities, net	(206)	428	(619)	(148.1)%	(66.7)%
Net gains on sales of loans	8,319	9,449	4,773	(12.0)%	74.3%
Wealth management and trust income	768	710	669	8.1%	14.7%
Other non-interest income	1,459	1,051	526	38.7%	178.0%
Total non-interest income	$15,742	$17,690	$9,307	(11.0)%	69.2%

Non-interest income for the first quarter of 2021 was $15.7 million, a decrease of $1.9 million, or 11.0%, compared to $17.7 million for the fourth quarter of 2020.

The decrease in total non-interest income was primarily due to:

•	A decrease of $1.1 million in net gains on sales of loans, mainly due to lower volume of loans sold; and
•	A decrease of $1.4 million in net gains on sales of securities available-for-sale resulting from decreased volume of sales.

Partially offset by:

•	A decrease of $793,000 for loan servicing asset revaluation charges, which was $1.5 million for the current quarter compared to $2.3 million in the prior quarter

, due to changes in fair value of the servicing asset.

During the first quarter of 2021, we sold $73.9 million of U.S. government guaranteed loans compared to $108.1 million during the fourth quarter of 2020.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended			March 31, 2021 Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
NON-INTEREST EXPENSE
Salaries and employee benefits	$21,806	$22,559	$24,666	(3.3)%	(11.6)%
Occupancy and equipment expense, net	5,779	6,854	5,524	(15.7)%	4.6%
Loan and lease related expenses	951	1,324	1,318	(28.2)%	(27.8)%
Legal, audit and other professional fees	2,214	1,336	2,334	65.7%	(5.1)%
Data processing	2,755	2,748	2,665	0.3%	3.4%
Net loss recognized on other real estate owned and other related expenses	621	495	519	25.3%	19.6%
Other intangible assets amortization expense	1,749	1,892	1,893	(7.6)%	(7.6)%
Other non-interest expense	2,967	9,813	4,742	(69.8)%	(37.4)%
Total non-interest expense	$38,842	$47,021	$43,661	(17.4)%	(11.0)%

Byline Bancorp, Inc.

Non-interest expense for the first quarter of 2021 was $38.8 million, a decrease of $8.2 million, or 17.4%, from $47.0 million for the fourth quarter of 2020 mainly attributed to our strategic branch consolidation efforts during the fourth quarter of 2020.

The decrease in total non-interest expense was primarily due to:

•	A decrease of $6.8 million in other non-interest expense, mainly due to lower impairment charges on assets held for sale and net losses on other asset disposals; and
•	A decrease of $1.1 million in occupancy and equipment expense, net, mainly due to lower lease obligation expense.

Partially offset by:

•	An increase of $878,000 in legal, audit and other professional fees mainly due to increased loan-related and other legal fees.

Our efficiency ratio improved to 51.25% for the first quarter of 2021 compared to 61.22% for the fourth quarter of 2020. Excluding impairment charges on assets held for sale, the Company's adjusted efficiency ratio1 was 50.41% for the first quarter of 2021, compared with 55.77% for the fourth quarter of 2020.

INCOME TAXES

We recorded income tax expense of $7.4 million during the first quarter of 2021, compared to $4.2 million during the fourth quarter of 2020. The effective tax rate for both periods was 25.3%.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.8 billion at March 31, 2021, an increase of $359.5 million compared to $6.4 billion at December 31, 2020.

The current quarter increase was primarily due to:

•	An increase in securities of $228.0 million, principally a result of purchases of mortgage backed securities during the quarter;
•	An increase in loans and leases of $114.1 million, primarily due to the new round of PPP loan funding; and
•	An increase in bank-owned life insurance of $50.2 million primarily due to the purchase of additional policies.

Partially offset by:

•	A decrease in other assets of $107.1 million mainly due to the timing of settlement of government guaranteed loans and securities sold during the prior quarter.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	March 31, 2021		December 31, 2020		March 31, 2020
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,064,151	23.9%	$1,017,587	23.5%	$839,244	21.7%
Residential real estate	399,958	9.0%	414,220	9.6%	480,946	12.5%
Construction, land development, and other land	238,122	5.3%	226,408	5.2%	242,001	6.3%
Commercial and industrial	1,285,759	28.9%	1,276,527	29.4%	1,263,688	32.7%
Paycheck protection program	617,006	13.8%	517,815	11.9%	—	—
Installment and other	1,094	0.0%	1,267	0.0%	4,594	0.1%
Leasing financing receivables	243,399	5.5%	214,636	4.9%	154,173	4.0%
Total originated loans and leases	$3,849,489	86.4%	$3,668,460	84.5%	$2,984,646	77.3%
Acquired impaired loans
Commercial real estate	$96,059	2.2%	$108,484	2.5%	$127,895	3.3%
Residential real estate	74,283	1.7%	78,840	1.9%	94,198	2.5%
Construction, land development, and other land	1,992	0.0%	4,113	0.1%	5,291	0.1%
Commercial and industrial	8,842	0.2%	10,178	0.2%	15,808	0.4%
Installment and other	191	0.0%	202	0.0%	236	0.0%
Total acquired impaired loans	$181,367	4.1%	$201,817	4.7%	$243,428	6.3%
Acquired non-impaired loans and leases
Commercial real estate	$271,458	6.0%	$295,599	6.8%	$327,820	8.5%
Residential real estate	71,038	1.6%	79,211	1.8%	118,853	3.1%
Construction, land development, and other land	210	0.0%	212	0.0%	30,484	0.8%
Commercial and industrial	69,795	1.6%	82,195	1.9%	135,063	3.5%
Installment and other	331	0.0%	536	0.0%	891	0.0%
Leasing financing receivables	10,932	0.3%	12,505	0.3%	19,074	0.5%
Total acquired non-impaired loans and leases	$423,764	9.5%	$470,258	10.8%	$632,185	16.4%
Total loans and leases	$4,454,620	100.0%	$4,340,535	100.0%	$3,860,259	100.0%
Allowance for loan and lease losses	(65,590)		(66,347)		(41,840)
Total loans and leases, net of allowance for loan and lease losses	$4,389,030		$4,274,188		$3,818,419

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				March 31, 2021 Change from
(dollars in thousands)	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Non-performing assets:
Non-accrual loans and leases	$37,084	$41,103	$48,964	(9.8)%	(24.3)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$37,084	$41,103	$48,964	(9.8)%	(24.3)%
Other real estate owned	5,952	6,350	9,273	(6.3)%	(35.8)%
Total non-performing assets	$43,036	$47,453	$58,237	(9.3)%	(26.1)%
Accruing troubled debt restructured loans (1)	$2,719	$2,495	$1,725	9.0%	57.7%
Total non-performing loans and leases as a percentage of total loans and leases	0.83%	0.95%	1.27%
Total non-performing assets as a percentage of total assets	0.64%	0.74%	1.02%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	176.87%	161.42%	85.45%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$3,388	$3,645	$4,957	(7.0)%	(31.7)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$3,388	$3,645	$4,957	(7.0)%	(31.7)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.76%	0.86%	1.14%
Total non-performing assets not guaranteed as a percentage of total assets	0.59%	0.69%	0.93%

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Variances in non-performing assets were:

•	Non-performing loans and leases were $37.1 million at March 31, 2021, a decrease of $4.0 million from $41.1 million at December 31, 2020; and
•	Other real estate owned was $6.0 million at March 31, 2021, a decrease of $398,000 from $6.4 million at December 31, 2020 mainly due to sales and write downs.

U.S. government guaranteed balances of non-performing loans were $3.4 million at March 31, 2021 and $3.6 million at December 31, 2020.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	March 31,		December 31,		March 31,
(dollars in thousands)	2021		2020		2020
Allowance for loan and lease losses, beginning of period	$66,347		$61,258		$31,936
Provision for loan and lease losses	4,367		10,236		14,455
Net charge-offs of loans and leases	(5,124)		(5,147)		(4,551)
Allowance for loan and lease losses, end of period	$65,590		$66,347		$41,840

Allowance for loan and lease losses to period end total loans and leases held for investment	1.47%		1.53%		1.08%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.47%		0.47%		0.48%
Provision for loan and lease losses to net charge-offs during the period	0.85	x	1.99	x	3.18	x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased to 1.47% at March 31, 2021 compared to 1.53% at December 31, 2020. The allowance for loan and lease losses as a percentage of total loans and leases held for investment excluding PPP loans decreased to 1.71% at March 31, 2021 from 1.74% at December 31, 2020.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies.  Assuming we remain an emerging growth company, the standard is effective for fiscal years beginning after December 15, 2022.  We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the first quarter of 2021 and fourth quarter of 2020 were $5.1 million for each quarter, or 0.47% of average loans and leases, on an annualized basis, for each quarter.

Net charge-offs for the first quarter of 2021 included $3.3 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the fourth quarter of 2020 included $5.0 million in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				March 31, 2021 Change from
(dollars in thousands)	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Non-interest-bearing demand deposits	$2,015,643	$1,762,676	$1,290,896	14.4%	56.1%
Interest-bearing checking accounts	567,660	494,424	355,678	14.8%	59.6%
Money market demand accounts	1,075,330	1,142,709	1,104,276	(5.9)%	(2.6)%
Other savings	600,725	564,700	486,131	6.4%	23.6%
Time deposits (below $250,000)	579,682	600,810	800,759	(3.5)%	(27.6)%
Time deposits ($250,000 and above)	185,500	186,712	201,096	(0.6)%	(7.8)%
Total deposits	$5,024,540	$4,752,031	$4,238,836	5.7%	18.5%

Total deposits were $5.0 billion at March 31, 2021, an increase of $272.5 million, or 5.7%, compared to $4.8 billion at December 31, 2020. Non-interest-bearing deposits were 40.1% and 37.1% of total deposits at March 31, 2021 and December 31, 2020, respectively.

The increase in the current quarter was primarily due to:

•	An increase in non-interest-bearing deposits of $253.0 million, due to increases in commercial deposits; and
•	An increase in interest-bearing checking accounts of $73.2 million, mostly due to increases in personal and brokered accounts.

Partially offset by:

•	A decrease in money market demand accounts of $67.4 million, principally driven by decreases purchase money market deposits offset by increases in seasonal public funds.

Total borrowings and other liabilities were $931.8 million at March 31, 2021, an increase of $98.6 million from $833.2 million at December 31, 2020, primarily driven by an increase in Federal Home Loan Bank advances of $95.0 million. The Paycheck Protection Program Liquidity Facility increased $15.7 million to $387.6 million at March 31, 2021 from $371.9 million at December 31, 2020.

Stockholders’ Equity

Total stockholders’ equity was $793.8 million at March 31, 2021, a decrease of $11.7 million from $805.5 million at December 31, 2020. The decrease was primarily due to a decrease in the fair value of available-for-sale securities.

Under its board approved stock repurchase program announced in the fourth quarter of 2020, the Company repurchased an aggregate of 332,744 shares at an average price per share of $19.12 and is authorized to purchase up to an aggregate of 1,250,000 shares of the Company’s outstanding common stock. The program is in effect until December 31, 2022, unless terminated earlier.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of March 31, 2021:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
March 31, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$793,016	15.96%	$397,443	8.00%	N/A	N/A
Bank	701,759	14.17%	396,075	8.00%	$495,093	10.00%
Tier 1 capital to risk weighted assets:
Company	$655,851	13.20%	$298,083	6.00%	N/A	N/A
Bank	639,805	12.92%	297,056	6.00%	$396,075	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$600,413	12.09%	$223,562	4.50%	N/A	N/A
Bank	639,805	12.92%	222,792	4.50%	$321,811	6.50%
Tier 1 capital to average assets:
Company	$655,851	10.93%	$239,918	4.00%	N/A	N/A
Bank	639,805	10.68%	239,711	4.00%	$299,639	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, April 30, 2021 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through May 14, 2021 by dialing (877) 344-7529; passcode: 10153981.

A slide presentation relating to our first quarter 2021 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

Byline Bancorp, Inc.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.7 billion in assets and operates more than 40 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates or turbulence in U.S. or global financial markets, could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, and lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.  Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2021	2020	2020	2020	2020
ASSETS
Cash and due from banks	$47,101	$41,432	$47,433	$51,818	$45,233
Interest bearing deposits with other banks	66,038	41,988	53,645	88,113	74,386
Cash and cash equivalents	113,139	83,420	101,078	139,931	119,619
Equity and other securities, at fair value	8,557	8,764	8,335	8,181	7,413
Securities available-for-sale, at fair value	1,675,907	1,447,230	1,509,211	1,426,871	1,299,483
Securities held-to-maturity, at amortized cost	3,892	4,395	4,400	4,404	4,408
Restricted stock, at cost	19,057	10,507	9,652	6,232	24,197
Loans held for sale	28,584	7,924	49,049	3,031	13,299
Loans and leases:
Loans and leases	4,454,620	4,340,535	4,374,517	4,391,122	3,860,259
Allowance for loan and lease losses	(65,590)	(66,347)	(61,258)	(51,300)	(41,840)
Net loans and leases	4,389,030	4,274,188	4,313,259	4,339,822	3,818,419
Servicing assets, at fair value	22,140	22,042	21,267	18,351	17,800
Premises and equipment, net	85,182	86,728	94,638	95,546	96,446
Operating lease right-of-use assets	9,672	—	—	—	—
Other real estate owned, net	5,952	6,350	8,150	8,652	9,273
Goodwill and other intangible assets, net	170,882	172,631	174,523	176,470	178,362
Bank-owned life insurance	60,258	10,009	9,952	9,896	9,898
Deferred tax assets, net	48,662	40,181	35,945	37,082	33,845
Accrued interest receivable and other assets	109,211	216,283	157,054	119,049	102,292
Total assets	$6,750,125	$6,390,652	$6,496,513	$6,393,518	$5,734,754
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,015,643	$1,762,676	$1,718,682	$1,768,675	$1,290,896
Interest-bearing deposits	3,008,897	2,989,355	3,091,563	3,189,670	2,947,940
Total deposits	5,024,540	4,752,031	4,810,245	4,958,345	4,238,836
Other borrowings	749,719	647,901	710,560	510,414	640,647
Subordinated notes, net	73,386	73,342	73,299	48,777	—
Junior subordinated debentures issued to capital trusts, net	36,565	36,451	36,331	36,206	37,462
Operating lease liabilities	12,273	—	—	—	—
Accrued expenses and other liabilities	59,847	75,463	71,382	58,841	55,142
Total liabilities	5,956,330	5,585,188	5,701,817	5,612,583	4,972,087
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	385	384	383	381	380
Additional paid-in capital	589,209	587,165	586,057	583,307	582,517
Retained earnings	210,385	191,098	180,162	168,444	160,652
Treasury stock	(8,275)	(1,668)	(1,668)	(1,668)	(1,668)
Accumulated other comprehensive income (loss), net of tax	(8,347)	18,047	19,324	20,033	10,348
Total stockholders’ equity	793,795	805,464	794,696	780,935	762,667
Total liabilities and stockholders’ equity	$6,750,125	$6,390,652	$6,496,513	$6,393,518	$5,734,754

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2021	2020	2020	2020	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$53,808	$53,441	$51,036	$50,153	$54,158
Interest on securities	6,089	6,252	7,070	7,530	8,016
Other interest and dividend income	262	232	128	222	992
Total interest and dividend income	60,159	59,925	58,234	57,905	63,166
INTEREST EXPENSE
Deposits	1,421	1,814	2,760	4,246	7,804
Other borrowings	502	480	465	476	1,897
Subordinated notes and debentures	1,596	1,611	1,485	574	640
Total interest expense	3,519	3,905	4,710	5,296	10,341
Net interest income	56,640	56,020	53,524	52,609	52,825
PROVISION FOR LOAN AND LEASE LOSSES	4,367	10,236	15,740	15,518	14,455
Net interest income after provision for loan and lease losses	52,273	45,784	37,784	37,091	38,370
NON-INTEREST INCOME
Fees and service charges on deposits	1,664	1,740	1,603	1,455	1,673
Loan servicing revenue	2,769	2,645	2,936	2,980	2,758
Loan servicing asset revaluation	(1,505)	(2,298)	1,122	(711)	(3,064)
ATM and interchange fees	1,012	1,076	1,028	845	1,216
Net gains on sales of securities available-for-sale	1,462	2,889	1,037	—	1,375
Change in fair value of equity securities, net	(206)	428	154	766	(619)
Net gains on sales of loans	8,319	9,449	12,671	6,456	4,773
Wealth management and trust income	768	710	693	608	669
Other non-interest income	1,459	1,051	990	430	526
Total non-interest income	15,742	17,690	22,234	12,829	9,307
NON-INTEREST EXPENSE
Salaries and employee benefits	21,806	22,559	23,126	19,405	24,666
Occupancy and equipment expense, net	5,779	6,854	5,220	5,359	5,524
Loan and lease related expenses	951	1,324	2,053	1,260	1,318
Legal, audit, and other professional fees	2,214	1,336	2,390	2,078	2,334
Data processing	2,755	2,748	2,661	2,826	2,665
Net loss recognized on other real estate owned and other related expenses	621	495	349	456	519
Other intangible assets amortization expense	1,749	1,892	1,947	1,892	1,893
Other non-interest expense	2,967	9,813	3,941	3,777	4,742
Total non-interest expense	38,842	47,021	41,687	37,053	43,661
INCOME BEFORE PROVISION FOR INCOME TAXES	29,173	16,453	18,331	12,867	4,016
PROVISION FOR INCOME TAXES	7,375	4,162	5,260	3,728	1,050
NET INCOME	21,798	12,291	13,071	9,139	2,966
Dividends on preferred shares	196	196	196	195	196
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$21,602	$12,095	$12,875	$8,944	$2,770
EARNINGS PER COMMON SHARE
Basic	$0.57	$0.32	$0.34	$0.24	$0.07
Diluted	$0.56	$0.31	$0.34	$0.24	$0.07

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and	March 31,	December 31,	September 30,	June 30,	March 31,
per share data)	2021	2020	2020	2020	2020
Common Share Data
Summary of Operations
Earnings per Common Share
Basic earnings per common share	$0.57	$0.32	$0.34	$0.24	$0.07
Diluted earnings per common share	$0.56	$0.31	$0.34	$0.24	$0.07
Adjusted diluted earnings per common share(2)(3)(4)	$0.57	$0.38	$0.34	$0.24	$0.09
Weighted average common shares outstanding (basic)	38,164,201	38,202,665	38,057,350	37,919,480	37,943,333
Weighted average common shares outstanding (diluted)	38,915,482	38,574,129	38,249,335	38,027,289	38,663,658
Common shares outstanding	38,641,851	38,618,054	38,568,916	38,383,217	38,383,021
Cash dividends per common share	$0.06	$0.03	$0.03	$0.03	$0.03
Dividend payout ratio on common stock	10.71%	9.68%	8.82%	12.50%	42.86%
Tangible book value per common share(1)	$15.85	$16.12	$15.81	$15.47	$14.95

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.78%	3.78%	3.61%	3.72%	4.18%
Average cost of deposits	0.12%	0.15%	0.22%	0.36%	0.75%
Efficiency ratio(2)	51.25%	61.22%	52.46%	53.73%	67.23%
Adjusted efficiency ratio(1)(2)(3)	50.41%	55.77%	52.42%	53.73%	66.08%
Non-interest expense to average assets	2.39%	2.92%	2.59%	2.41%	3.15%
Adjusted non-interest expense to average assets(1)(3)	2.35%	2.67%	2.59%	2.41%	3.10%
Return on average stockholders' equity	10.96%	6.07%	6.57%	4.74%	1.56%
Adjusted return on average stockholders' equity(1)(3)(4)	11.18%	7.50%	6.58%	4.74%	1.83%
Return on average assets	1.34%	0.76%	0.81%	0.59%	0.21%
Adjusted return on average assets(1)(3)(4)	1.37%	0.94%	0.81%	0.59%	0.25%
Non-interest income to total revenues(1)	21.75%	24.00%	29.35%	19.61%	14.98%
Pre-tax pre-provision return on average assets(1)	2.06%	1.66%	2.12%	1.85%	1.33%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.10%	1.91%	2.12%	1.85%	1.39%
Return on average tangible common stockholders' equity(1)	14.86%	8.61%	9.39%	7.05%	2.89%
Adjusted return on average tangible common stockholders' equity(1)(3)	15.15%	10.47%	9.40%	7.05%	3.25%
Non-interest-bearing deposits to total deposits	40.12%	37.09%	35.73%	35.67%	30.45%
Loans and leases held for sale and loans and lease held for investment to total deposits	89.23%	91.51%	91.96%	88.62%	91.38%
Deposits to total liabilities	84.36%	85.08%	84.36%	88.34%	85.25%
Deposits per branch	$109,229	$103,305	$84,390	$86,989	$74,366

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.83%	0.95%	0.99%	0.92%	1.27%
ALLL to total loans and leases held for investment, net before ALLL	1.47%	1.53%	1.40%	1.17%	1.08%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.47%	0.47%	0.53%	0.57%	0.48%
Acquisition accounting adjustments(4)	$10,424	$13,389	$17,133	$19,324	$25,889

Capital Ratios
Common equity to total assets	11.61%	12.44%	12.07%	12.05%	13.12%
Tangible common equity to tangible assets(1)	9.31%	10.01%	9.64%	9.55%	10.33%
Leverage ratio	10.93%	11.12%	10.93%	10.29%	11.18%
Common equity tier 1 capital ratio	12.09%	12.20%	12.55%	12.33%	12.24%
Tier 1 capital ratio	13.20%	13.36%	13.77%	13.56%	13.52%
Total capital ratio	15.96%	16.18%	16.67%	15.86%	14.50%
(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.
(5)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended March 31,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$55,477	$28	0.21%	$38,934	$157	1.63%
Loans and leases(1)	4,432,246	53,808	4.92%	3,799,213	54,158	5.73%
Taxable securities	1,430,625	5,379	1.52%	1,175,120	8,316	2.85%
Tax-exempt securities(2)	179,364	1,194	2.70%	84,679	677	3.22%
Total interest-earning assets	$6,097,712	$60,409	4.02%	$5,097,946	$63,308	4.99%
Allowance for loan and lease losses	(66,989)			(33,664)
All other assets	557,042			501,670
TOTAL ASSETS	$6,587,765			$5,565,952
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$546,730	$199	0.15%	$338,905	$260	0.31%
Money market accounts	1,124,101	381	0.14%	962,205	2,214	0.93%
Savings	577,504	67	0.05%	480,270	61	0.05%
Time deposits	777,266	774	0.40%	1,113,596	5,269	1.90%
Total interest-bearing deposits	3,025,601	1,421	0.19%	2,894,976	7,804	1.08%
Other borrowings	649,639	502	0.31%	521,108	1,897	1.46%
Subordinated notes and debentures	109,859	1,596	5.89%	37,385	640	6.88%
Total borrowings	759,498	2,098	1.12%	558,493	2,537	1.83%
Total interest-bearing liabilities	$3,785,099	$3,519	0.38%	$3,453,469	$10,341	1.20%
Non-interest-bearing demand deposits	1,924,178			1,298,800
Other liabilities	72,036			48,256
Total stockholders’ equity	806,452			765,427
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,587,765			$5,565,952
Net interest spread(3)			3.64%			3.79%
Net interest income, fully taxable equivalent		$56,890			$52,967
Net interest margin, fully taxable equivalent(2)(4)			3.78%			4.18%
Tax-equivalent adjustment		(250)	0.01%		(142)	0.01%
Net interest income		$56,640			$52,825
Net interest margin(4)			3.77%			4.17%

Net loan accretion impact on margin		$1,968	0.13%		$3,671	0.29%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income and earnings per share excluding significant items
Reported Net Income	$21,798	$12,291	$13,071	$9,139	$2,966
Significant items:
Impairment charges on assets held for sale	604	4,022	32	—	715
Tax benefit	(165)	(1,120)	(9)	—	(199)
Adjusted Net Income	$22,237	$15,193	$13,094	$9,139	$3,482
Reported Diluted Earnings per Share	$0.56	$0.31	$0.34	$0.24	$0.07
Significant items:
Impairment charges on assets held for sale	0.02	0.10	—	—	0.02
Tax benefit	(0.01)	(0.03)	—	—	—
Adjusted Diluted Earnings per Share	$0.57	$0.38	$0.34	$0.24	$0.09

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Adjusted non-interest expense:
Non-interest expense	$38,842	$47,021	$41,687	$37,053	$43,661
Less: Significant items
Impairment charges on assets held for sale	604	4,022	32	—	715
Adjusted non-interest expense	$38,238	$42,999	$41,655	$37,053	$42,946
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$38,238	$42,999	$41,655	$37,053	$42,946
Less: Amortization of intangible assets	1,749	1,892	1,947	1,892	1,893
Adjusted non-interest expense excluding amortization of intangible assets	$36,489	$41,107	$39,708	$35,161	$41,053
Pre-tax pre-provision net income:
Pre-tax income	$29,173	$16,453	$18,331	$12,867	$4,016
Add: Provision for loan and lease losses	4,367	10,236	15,740	15,518	14,455
Pre-tax pre-provision net income	$33,540	$26,689	$34,071	$28,385	$18,471
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$33,540	$26,689	$34,071	$28,385	$18,471
Impairment charges on assets held for sale	604	4,022	32	—	715
Adjusted pre-tax pre-provision net income	$34,144	$30,711	$34,103	$28,385	$19,186
Tax Equivalent Net Interest Income
Net interest income	$56,640	$56,020	$53,524	$52,609	$52,825
Add: Tax-equivalent adjustment	250	240	222	188	142
Net interest income, fully taxable equivalent	$56,890	$56,260	$53,746	$52,797	$52,967
Total revenues:
Net interest income	$56,640	$56,020	$53,524	$52,609	$52,825
Add: Non-interest income	15,742	17,690	22,234	12,829	9,307
Total revenues	$72,382	$73,710	$75,758	$65,438	$62,132
Tangible common stockholders' equity:
Total stockholders' equity	$793,795	$805,464	$794,696	$780,935	$762,667
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	170,882	172,631	174,523	176,470	178,362
Tangible common stockholders' equity	$612,475	$622,395	$609,735	$594,027	$573,867
Tangible assets:
Total assets	$6,750,125	$6,390,652	$6,496,513	$6,393,518	$5,734,754
Less: Goodwill and other intangibles	170,882	172,631	174,523	176,470	178,362
Tangible assets	$6,579,243	$6,218,021	$6,321,990	$6,217,048	$5,556,392
Average tangible common stockholders' equity:
Average total stockholders' equity	$806,452	$805,593	$791,111	$775,879	$765,427
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	171,795	173,536	175,443	177,440	179,416
Average tangible common stockholders' equity	$624,219	$621,619	$605,230	$588,001	$575,573
Average tangible assets:
Average total assets	$6,587,765	$6,400,621	$6,401,290	$6,186,974	$5,565,952
Less: Average goodwill and other intangibles	171,795	173,536	175,443	177,440	179,416
Average tangible assets	$6,415,970	$6,227,085	$6,225,847	$6,009,534	$5,386,536
Tangible net income available to common stockholders:
Net income available to common stockholders	$21,602	$12,095	$12,875	$8,944	$2,770
Add: After-tax intangible asset amortization	1,272	1,365	1,405	1,365	1,366
Tangible net income available to common stockholders	$22,874	$13,460	$14,280	$10,309	$4,136
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$22,874	$13,460	$14,280	$10,309	$4,136
Impairment charges on assets held for sale	604	4,022	32	—	715
Tax benefit	(165)	(1,120)	(9)	—	(199)
Adjusted tangible net income available to common stockholders	$23,313	$16,362	$14,303	$10,309	$4,652

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$33,540	$26,689	$34,071	$28,385	$18,471
Average total assets	6,587,765	6,400,621	6,401,290	6,186,974	5,565,952
Pre-tax pre-provision return on average assets	2.06%	1.66%	2.12%	1.85%	1.33%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$34,144	$30,711	$34,103	$28,385	$19,186
Average total assets	6,587,765	6,400,621	6,401,290	6,186,974	5,565,952
Adjusted pre-tax pre-provision return on average assets	2.10%	1.91%	2.12%	1.85%	1.39%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$56,890	$56,260	$53,746	$52,797	$52,967
Total average interest-earning assets	6,097,712	5,913,746	5,916,554	5,703,569	5,097,946
Net interest margin, fully taxable equivalent	3.78%	3.78%	3.61%	3.72%	4.18%
Non-interest income to total revenues:
Non-interest income	$15,742	$17,690	$22,234	$12,829	$9,307
Total revenues	72,382	73,710	75,758	65,438	62,132
Non-interest income to total revenues	21.75%	24.00%	29.35%	19.61%	14.98%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$38,238	$42,999	$41,655	$37,053	$42,946
Average total assets	6,587,765	6,400,621	6,401,290	6,186,974	5,565,952
Adjusted non-interest expense to average assets	2.35%	2.67%	2.59%	2.41%	3.10%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$36,489	$41,107	$39,708	$35,161	$41,053
Total revenues	72,382	73,710	75,758	65,438	62,132
Adjusted efficiency ratio	50.41%	55.77%	52.42%	53.73%	66.08%
Adjusted return on average assets:
Adjusted net income	$22,237	$15,193	$13,094	$9,139	$3,482
Average total assets	6,587,765	6,400,621	6,401,290	6,186,974	5,565,952
Adjusted return on average assets	1.37%	0.94%	0.81%	0.59%	0.25%
Adjusted return on average stockholders' equity:
Adjusted net income	$22,237	$15,193	$13,094	$9,139	$3,482
Average stockholders' equity	806,452	805,593	791,111	775,879	765,427
Adjusted return on average stockholders' equity	11.18%	7.50%	6.58%	4.74%	1.83%
Tangible common equity to tangible assets:
Tangible common equity	$612,475	$622,395	$609,735	$594,027	$573,867
Tangible assets	6,579,243	6,218,021	6,321,990	6,217,048	5,556,392
Tangible common equity to tangible assets	9.31%	10.01%	9.64%	9.55%	10.33%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$22,874	$13,460	$14,280	$10,309	$4,136
Average tangible common stockholders' equity	624,219	621,619	605,230	588,001	575,573
Return on average tangible common stockholders' equity	14.86%	8.61%	9.39%	7.05%	2.89%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$23,313	$16,362	$14,303	$10,309	$4,652
Average tangible common stockholders' equity	624,219	621,619	605,230	588,001	575,573
Adjusted return on average tangible common stockholders' equity	15.15%	10.47%	9.40%	7.05%	3.25%
Tangible book value per share:
Tangible common equity	$612,475	$622,395	$609,735	$594,027	$573,867
Common shares outstanding	38,641,851	38,618,054	38,568,916	38,383,217	38,383,021
Tangible book value per share	$15.85	$16.12	$15.81	$15.47	$14.95